Exhibit 1.1

Execution Version

DRIVE SHACK INC.

(a Maryland corporation)

20,833,334 Shares of Common Stock (par value $0.01 per share)

UNDERWRITING AGREEMENT

Dated:  January 28, 2021

DRIVE SHACK INC.

(a Maryland corporation)

Common Stock

(par value $0.01 per share)

UNDERWRITING AGREEMENT

January 28, 2021

BTIG, LLC, as Representative of the several Underwriters

BTIG, LLC
65 E 55th Street
New York, New York 10022

Ladies and Gentlemen:

Drive Shack Inc., a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with BTIG, LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom BTIG, LLC is acting as representative (in such capacity, the “Representative”) with respect to the sale by the Company and the purchase by the Underwriters of an aggregate of 20,833,334 shares (such shares, less the number of Director Shares actually purchased by the Director Purchaser (each as defined below) hereunder, the “Firm Shares”) and, at the election of the Underwriters, up to 3,124,999 additional shares (the “Additional Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company. The Firm Shares and the Additional Shares that the Underwriters may elect to purchase pursuant to Section 2(b) hereof are hereinafter collectively referred to as the “Shares”. The Company hereby confirms its agreement with Mr. Wesley R. Edens (the “Director Purchaser”) with respect to the purchase by the Director Purchaser, and the issue and sale by the Company to the Director Purchaser, of an aggregate of up to 672,780 shares of Common Stock  (any shares so purchased, the “Director Shares” and, together with the Shares, the “Offered Shares”), as set forth in Schedule A, at a purchase price to the Director Purchaser of $2.40 per share.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (No. 333-251671), relating to various securities of the Company (the “Shelf Securities”), including the Offered Shares, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Securities Act”, and such rules and regulations of the Commission thereunder, the “Securities Act Regulations”) or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated January 6, 2021 in the form first used to confirm sales of the Offered Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Offered Shares in the form first used to confirm sales of the Offered Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, an “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations (“Rule 405”)) relating to the Offered Shares that is (i) required to be filed with the Commission by the Company, or (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “Applicable Time” means 8:16 pm, New York City time, on January 28, 2021, or such other time as agreed by the Company and the Representative. “Time of Sale Prospectus” means any Issuer Free Writing Prospectuses that is intended for general distribution to prospective investors (other than a broadly available roadshow), as evidenced by its being specified in Schedule B-2 and that is issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act” and such rules and regulations of the Commission thereunder, the “Exchange Act Regulations”), that are deemed to be incorporated by reference therein.

SECTION 1.       Representations and Warranties.

(a)          Representations and Warranties. The Company represents and warrants to each of the Underwriters as of the date hereof,  the Applicable Time, the Closing Time and any Date of Delivery (as defined below), and agrees with each of the Underwriters, as follows:

(i)          Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the Securities Act, Securities Act Regulations, and the instructions to such form.  Each of the Registration Statement and any post-effective amendment thereto have been declared effective by the Commission, other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act, which became effective upon filing, and no other document with respect to the Registration Statement has heretofore been filed with the Commission, other than the Rule 462(b) Registration Statement, if any.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act, and no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations.  Each preliminary prospectus delivered by the Company to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T promulgated by the Commission.

(ii)          Accurate Disclosure; Incorporated Documents.  (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated, or deemed incorporated,  by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus (A) at the time they were or hereafter are filed with the Commission, complied or will comply when so filed in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations (B) when read together with the other information in the Time of Sale Prospectus, at the Applicable Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time or at any Date of Delivery, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Securities Act Regulations, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Time (as defined in Section 2) or at any Date of Delivery (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Time of Sale Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the subsection “Stabilization” under the section “Underwriting” of the Prospectus (collectively, the “Underwriter Information”).

(iii)          Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv)          Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Offered Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v)          Organization and Good Standing of the Company.  The Company and each subsidiary of the Company has been duly organized, is validly existing and in good standing as a corporation, limited liability company, limited partnership or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation, limited liability company, limited partnership or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, members’ or stockholders’ equity, properties or businesses of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (“Material Adverse Effect”).  The Company and each of its subsidiaries has all power and authority necessary to own, hold or lease its properties and to conduct the businesses in which it is engaged or proposes to engage. The Company does not own or control, directly or indirectly, any corporation, limited partnership, limited liability company, trust, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 incorporated by reference in the Registration Statement.

(vi)          Due Authorization.  The Company has all requisite corporate power, right and authority to perform its obligations under this Agreement.  All action required to be taken for the due and proper authorization, execution, delivery, and performance of this Agreement by the Company has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company.

(vii)         Capitalization; Listing.  The capitalization of the Company (including the authorized capital stock of the Company) is as set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and all of the authorized, issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued and outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned in full (other than Meadowlands Two LLC, a Delaware limited liability company, in which the Company owns an approximately 22% economic interest), directly or indirectly by the Company, free and clear of all liens, charges, encumbrances, security interests, claims or restrictions on voting or transfer (collectively, “Liens,” each, a “Lien”). The Common Stock is listed on the New York Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the New York Stock Exchange or such other national securities exchange on which the Common Stock, including the Offered Shares, are then listed, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing. To the Company's knowledge, it is in compliance with all applicable listing requirements of the New York Stock Exchange.

(viii)        Authorization and Description of Shares.  The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set herein, will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares is not, and will not be, subject to any preemptive or other similar rights of any person; and the Shares will conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ix)          No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in each of the Registration Statement, Time of Sale Prospectus and the Prospectus (including the issuance and sale of the Offered Shares and the use of the proceeds from the sale of the Offered Shares as described therein under the caption “Use of Proceeds”) does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any Lien upon any property or assets of the Company or any of its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter, certificate of incorporation or bylaws (or similar organizational documents) of the Company or any of its subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

(x)          No Consents Required.  No consent, approval, authorization, permit or order of, or filing, registration or qualification with, any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance by the Company of this Agreement or the application of the proceeds from the sale of the Offered Shares as described under “Use of Proceeds” in each of the Registration Statement, Time of Sale Prospectus and the Prospectus and the consummation by the Company of the transactions contemplated hereby and thereby, except (A) such as have been already obtained, (B) such as may be required under the Securities Act, the Securities Act Regulations or any state securities or blue sky laws, (C) the filing of a supplemental listing application with respect to the Offered Shares with the New York Stock Exchange, (D) such as may be required under the rules of the Financial Industry Regulatory Authority Inc. (“FINRA”), and (E) such consents, approvals, authorizations or orders that would not, in the aggregate reasonably be expected to have a Material Adverse Effect.
(xi)          Accuracy of Exhibits; Required Disclosure.  There are no statutes, regulations, agreements, contracts or other documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and/or filed as required.

(xii)          Related-Party Transactions.  There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any related person as defined under Item 404 of Regulation S-K required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(xiii)          Financial Statements; Non-GAAP Financial Measures.  The historical financial statements (including the related notes) included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and Prospectus present fairly in all material respects the financial condition, results of operations and changes in cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except for any annual year-end adjustment or the adoption of new accounting principles, and except as otherwise noted therein.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  Any disclosures contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, with respect to “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(xiv)          Distributions.  No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying distributions or dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary of the Company, except (i) as described in or contemplated in each of the Registration Statement, Time of Sale Prospectus and Prospectus (including any amendment or supplement thereto), (ii) for such prohibitions arising under the debt agreements of such subsidiaries and (iii) where such prohibition would not, individually or in the aggregate, have a Material Adverse Effect.

(xv)          Independent Public Accountant.  Ernst & Young LLP, which has audited certain financial statements of the Company and its subsidiaries, the reports of which are incorporated by reference into the Registration Statement, Time of Sale Prospectus and Prospectus, and which has delivered the initial letter referred to in Section 5(e) hereof, is an independent public accountant with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(xvi)          Disclosure Controls.  The Company and its subsidiaries, on a consolidated basis, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries, on a consolidated basis, have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xvii)          Accounting Controls.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, Time of Sale Prospectus and Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Time of Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xviii)          No Material Adverse Changes.  Except as described in each of the Registration Statement, Time of Sale Prospectus and Prospectus, since the date of the latest audited financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has (A) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (B) issued or granted any equity securities, (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligation that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, (E) declared or paid any dividend on its limited liability company interests, capital stock or other equity interests, and (F) since such date, there has not been any change in the capital stock, limited partnership or membership interests, as applicable, or short- or long-term debt of the Company or its subsidiaries or any adverse change in or affecting the condition (financial or otherwise), results of operations, members’ or stockholders’ equity, properties, management, or businesses of the Company and its subsidiaries, taken as a whole, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xix)          Real Property.  (i) The Company, either directly or through a subsidiary, has good and marketable fee simple, leasehold title or license to the properties of the Company or any of its subsidiaries (collectively, the “Properties,” each, a “Property”), in each case, free and clear of all Liens or restrictions of any kind, other than those that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and do not materially interfere with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (ii) none of the Company or any of its subsidiaries owns or leases any material real property other than the Properties described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being so owned; (iii) with respect to the Properties, each of the leases and subleases of a Property, if any, material to the business of the Company and its subsidiaries, taken as a whole, and under which the Company or any of its subsidiaries holds the Properties, is in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (iv) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties) and deed restrictions or other covenants, except for such failures to comply that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (v) none of the Company or any of its subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change materially and adversely affecting the Properties; and (vi) the mortgages and deeds of trust that encumber the Properties are not convertible (in the absence of foreclosures) into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of its subsidiaries or cross-collateralized with any property other than other Properties or assets owned directly or indirectly by the Company and its subsidiaries.

(xx)          Personal Property.  With respect to all personal property used by the Company and its subsidiaries in the operation of the businesses of the Company and its subsidiaries, the Company or the applicable subsidiary owns or has a valid leasehold interest in such personal property free and clear of all Liens or restrictions of any kind, other than those that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and do not materially interfere with the use made or proposed to be made of such personal property by the Company or any of its subsidiaries.  With respect to any personal property that is leased by the Company or any of its subsidiaries, each of the leases of such personal property, if any, material to the business of the Company and its subsidiaries, taken as a whole, and under which the Company or any of its subsidiaries leases the personal property, is in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such personal property by the Company or any of its subsidiaries.

(xxi)          Licenses and Permits.  The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and each of its subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect or except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.  Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has reason to believe that any such Permits will not be renewed in the ordinary course, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(xxii)          Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all patents, patent rights, patent applications, licenses, inventions, copyrights, know‑how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them or necessary for the conduct of their businesses as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and the conduct of their respective businesses do not and will not conflict with any such rights of others, except any conflict which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of claim of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xxiii)          Legal Proceedings.  There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company of its obligations under this Agreement or the consummation of any of the transactions contemplated hereby.  To the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened by any governmental or regulatory authority or threatened by others.

(xxiv)          Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Company or any of its subsidiaries have been refused any insurance coverage sought or applied for; and none of the Company or any of its subsidiaries have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect.

(xxv)          Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(xxvi)          No Violation or Default.  None of Company or any of its subsidiaries (A) is in violation of its charter, certificate of formation, bylaws, limited partnership agreement or limited liability company agreement (or similar organizational documents), (B) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default or breach, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or would result in the imposition of any Lien upon any property or assets of the Company or any of its subsidiaries, or (C) is in violation of any statute or judgment or any order, decree, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (B) and (C), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvii)          Compliance with Environmental Laws.

(A) The Company and its subsidiaries (i) are in compliance with any and all applicable legally binding foreign, federal, state and local laws, rules, regulations, requirements, decisions, judgments, decrees, orders and common law relating to the protection of the environment, natural resources, wildlife or human health or safety, including, without limitation, those relating to the Release (as defined below) or threat of Release of Hazardous Materials (as defined below) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) have applied for or received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received written notice of any actual or potential liability of the Company and its subsidiaries under or relating to, or actual or potential violation by the Company and its subsidiaries of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and to the knowledge of the Company, there is no incident or condition that would reasonably be expected to result in any such notice, (iv) are not subject to any written or, to the knowledge of the Company, threatened adverse claim by any governmental agency or government body or other person relating to Environmental Laws or Hazardous Materials and (v) to the knowledge of the Company, does not have any liability in connection with the Release into the environment of any Hazardous Material, except where such failure to comply with Environmental Laws in clause (i) above, such failure to receive required permits or such failure to comply with the terms and conditions of such permits in clause (ii) above, such notices in clause (iii) above, such claims in clause (iv) above, or such liability in clause (v) above would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole (for purposes of this Section 1(a)(xxvii), “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law, and “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure);

(B) there are no proceedings that are pending, or that are known by the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws and the Company is not aware of any facts or issues which form the basis of any violation of Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; and

(C) to the knowledge of the Company, there are no costs or liabilities of the Company and its subsidiaries associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean‑up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties under Environmental Laws) which would, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(xxviii)          Taxes.  Except as would not reasonably be expected to result in a Material Adverse Effect (i) the Company and each of its subsidiaries have accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by them and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which such entity is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such amounts that the Company is contesting in good faith, and (ii) no deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ federal, state, or other taxes is pending or, to the best of the Company’s knowledge, threatened. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, other than tax liens for taxes not yet due.

(xxix)          Employee Benefits.  Except as would not reasonably be expected to result in a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) which the Company or any of its subsidiaries maintains or for which the Company or any of its subsidiaries would have, directly or indirectly as a result of being in a "controlled group" for purposes of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), any liability (each a “Plan”) has been maintained, and all required contributions to each Plan have been made, in compliance with its terms and with the requirements of applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, or violation of fiduciary obligations, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Sections 412 and 430 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

(xxx)          Statistical and Market Data.  The statistical and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and the consolidated financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxi)          Investment Company Act.  The Company is not, and immediately after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described under “Use of Proceeds” in each of the Registration Statement, Time of Sale Prospectus and Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xxxii)          Accuracy of Description of Laws and Documents.  The statements set forth in each of the Registration Statement, Time of Sale Prospectus and Prospectus under the captions “United States Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to summarize provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(xxxiii)          Registration Rights.  There are no contracts, agreements or understandings between the Company, on the one hand, and any person, on the other hand, granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(xxxiv)          No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Shares.

(xxxv)          No Stabilization.  The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Offered Shares.

(xxxvi)          No Unlawful Payments.  (A) None of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, or employee, agent, or representative of the Company or of any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any domestic or foreign government official or employee, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, in order to influence official action, or to any person in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”) or (iii) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit; (B) the Company and its subsidiaries have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (C) none of the Company or any of its subsidiaries will use, directly or indirectly, the proceeds of the offering of the Offered Shares hereunder in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any of the Anti-Corruption Laws.

(xxxvii)          Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxviii)          Compliance with Sanctions Laws.  (A) None of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, representative or affiliate of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (1) the subject or target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea or Syria); (B) the Company will not, directly or indirectly, use the proceeds of the offering of the Offered Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:  (1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (2) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of the Offered Shares hereunder, whether as underwriter, advisor, investor or otherwise); and (C) for the past five years, the Company and its subsidiaries have not at any time knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xl)          Sarbanes-Oxley Act. The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith or implementing the provisions thereof.

(xli)          Cybersecurity; Data Protection. The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect the integrity, privacy, continuous operation, redundancy and security of all IT Systems and all information and data processed or stored in connection with their businesses, including all personal, personally identifiable, sensitive, confidential or regulated information and data (“Protected Data”). There have been no breaches, incidents, violations, outages, compromises or unauthorized uses of or accesses to the IT Systems and Protected Data that would be reasonably expected to have a Material Adverse Effect, nor are there any incidents under internal review or investigation relating to the same. The Company and its subsidiaries are currently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court, arbitrator or tribunal or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Protected Data and to the protection of such IT Systems and Protected Data from unauthorized use, access, misappropriation or modification. Neither the Company nor any of its subsidiaries: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any applicable state or federal data privacy and security laws, regulations, decrees or orders, including without limitation the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “Privacy Laws”); (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(b)          Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.          Sale and Delivery to Underwriters; Closing.

(a)          Firm Shares.  On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at $2.274 per Share, the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter.

(b)          Additional Shares.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the  Underwriters to purchase up to the number of Additional Shares set forth in Schedule A at the same purchase price as the Firm Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriters to the Company setting forth the number of Additional Shares as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Additional Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters, but shall not be earlier than two or later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time.  If such option is exercised as to all or any portion of the Additional Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Additional Shares then being purchased which the number of Firm Shares each such Underwriter has severally agreed to purchase as set forth in Schedule A hereto bears to the total number of Firm Shares, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Shares, if applicable.

(c)          Payment.  The closing of the purchase of the Firm Shares hereunder shall occur at the offices of Hogan Lovells US LLP, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (New York City time) on the second (third, if the pricing of the offering occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Additional Shares are purchased by the Underwriters, the closing of the purchase of such Additional Shares shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment for the Firm Shares and/or any Additional Shares, as the case may be, shall be made to the Company by wire transfer of immediately available funds to the bank account designated by the Company against delivery to the Representative of the Firm Shares and/or any Additional Shares, as the case may be, to be purchased by the Underwriters. Payment for the Director Shares shall be made by the Director Purchaser to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Director Purchaser of the Director Shares to be purchased by the Director Purchaser. Delivery of the Firm Shares and/or any Additional Shares, as the case may be, shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. The Firm Shares and/or any Additional Shares, as the case may be, shall be registered in such names and in such denominations as the Representative shall request upon at least 48 hours’ prior notice to the Company.

SECTION 3.          Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)          Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will file the final Prospectus with the Commission pursuant to, and within the time periods specified by, Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, as applicable, will file all material required to be filed by the Company with the Commission pursuant to Rule 433 under the Securities Act and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Representative in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will notify the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed or distributed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission or any other governmental or regulatory authority of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus, Time of Sale Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement, (v) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and (vi) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Shares. The Company will effect all filings required under Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)).  The Company will make every commercially reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting or withdrawal thereof as soon as practicable. The Company represents and agrees that it has not engaged in or distributed, or authorized any other person to engage in or distribute, any oral or written “testing-the-waters” communications under or in reliance on Rule 163B under the Securities Act with any person.

(b)          Continued Compliance with Securities Laws.  The Company will comply with the Securities Act and the Securities Act Regulations so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement and in the Registration Statement, Time of Sale Prospectus and Prospectus.  If at any time when a prospectus relating to the Offered Shares is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Offered Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Time of Sale Prospectus or the Prospectus in order that the Time of Sale Prospectus or the Prospectus, as the case may be (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations), will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Time of Sale Prospectus or the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations), as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Time of Sale Prospectus or the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement within the time period specified therefor in the rules and regulations of the Commission; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object.  The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Representative may reasonably request.

(c)          Delivery of Registration Statements.  The Company has furnished or will deliver upon request to the Representative and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)          Delivery of Prospectuses.  The Company has delivered to the Underwriters, without charge, as many copies of each preliminary prospectus as the Representative reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will furnish to the Underwriters, without charge, during the period when a prospectus relating to the Offered Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Representative may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          Blue Sky Qualifications.  The Company will cooperate with the Representative to qualify the Offered Shares for offering and sale under (or obtain exemptions from the application of) the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Offered Shares; provided, however, that the Company shall not be obligated to file any general consent or otherwise subject itself to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)          Rule 158.  The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)          Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Offered Shares in the manner specified in the Registration Statement, Time of Sale Prospectus and Prospectus under “Use of Proceeds.”

(h)          Restriction on Sale of Securities.  During a period of 45 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Offered Shares to be sold hereunder, (B) any Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or at the Closing Time and referred to in the Registration Statement, Time of Sale Prospectus and Prospectus,    (C) any grants of Common Stock, share options, restricted shares, notional units or other equity or equity-based securities to employees, directors, contractors, or other individuals eligible to receive awards pursuant to the terms of any plan in effect as of the Closing Time and described in the Registration Statement, Time of Sale Prospectus and Prospectus, or the issuance of Common Stock pursuant to the exercise, vesting, or settlement of any award granted pursuant to the Company’s equity incentive plans that are described in the Registration Statement, Time of Sale Prospectus and Prospectus, (D) any Common Stock issued pursuant to any non-employee director share plan or dividend reinvestment plan referred to Prospectus, (E) entry into an agreement to issue shares of Common Stock, or securities convertible into Common Stock in connection with mergers or acquisition transactions, joint ventures or other strategic corporate transactions, and (F) any registration statement on Form S-8 under the Securities Act with respect to the foregoing clauses (B) and (C); provided, that the holders of Common Stock issued pursuant to (B) or (C) above agree to execute a lock-up letter as described in Section 5(i) hereof (to the extent such holder has not previously signed such a lock-up letter covering such Common Stock) or such Common Stock or other securities do not vest or become exercisable until after the expiry of the Lock-Up Period.

(i)          Reporting Requirements.  The Company, during the period when the Prospectus is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations.  Additionally, the Company shall report the use of proceeds from the issuance of the Offered Shares as may be required under Rule 463 under the Securities Act. During the period when the Prospectus is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, before filing any amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects in a timely manner, provided that the foregoing shall not limit the Company’s ability to file any document or report determined by the Company to be required to be filed pursuant to the Exchange Act or the rules and regulations promulgated thereunder within the time periods required for such filing.

(j)          Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433, or otherwise make, prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record retention.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  Each Underwriter represents that it has not made, and agrees that, without the prior consent of the Company, it will not make any offer relating to the Securities that would constitute a “free writing prospectus” required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(k)          Shelf Securities.  If the third anniversary of the initial effective date of the Registration Statement occurs before all the Offered Shares have been sold by the Underwriters, prior to the third anniversary (i) to file a new shelf registration statement and (ii) to take any other action necessary or appropriate to permit the public offering and sale of the Offered Shares to continue without interruption as contemplated in the expired Registration Statement relating to the Offered Shares; references herein to the Registration Statement shall include the new registration statement as declared effective by the Commission or automatically effective upon filing, as applicable.

(l)          Rule 462(b) Registration Statement.  If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(m)          Company Trademarks.  Upon request of the Representative, the Company will furnish, or cause to be furnished, to the Underwriters an electronic version of the Company’s trademarks, service marks and corporate logo for use on any website or other medium employed by the Underwriters for the purpose of facilitating the offering of the Offered Shares (the “License”); provided, however, that the License shall be used solely for the foregoing purpose, is granted without any fee and may not be assigned or transferred.

(n)          Exchange Listing. The Company will use its reasonable best efforts to obtain approval for the listing of the Offered Shares on the New York Stock Exchange.

(o)          No Stabilization.  Neither the Company nor any of its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

SECTION 4.          Payment of Expenses.

(a)          Expenses.  The Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations under this Agreement other than to the extent described in Section 4(b) below, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, if any, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors of the Company, (v) the qualification of the Offered Shares under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky Survey, as applicable, and any supplement thereto (such counsel fees not to exceed $10,000), (vi) the fees and expenses of any transfer agent or registrar for the Offered Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered Shares, including without limitation, expenses associated with the production of road show slides and graphics, reasonable and documented fees and expenses of any consultants engaged with the consent of the Company in connection with the road show presentations, travel and lodging expenses of the representatives of the Company (which, for the avoidance of doubt, does not include the Underwriters for purposes of this Section 4(a)(vii)), officers of the Company and any such consultants, as well as one half (50%) of the cost of aircraft and other transportation chartered in connection with the road show, as applicable, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Offered Shares (such counsel fees not to exceed $35,000) and (ix) the fees and expenses incurred in connection with the listing of the Offered Shares on the New York Stock Exchange. It is understood that, except as provided in this Section 4(a), each Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Offered Shares by it, and any advertising expenses connected with any offers it may make.

(b)          Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(a)(i) or (iii) hereof or in accordance with Section 11 hereof, the Company shall reimburse each Underwriter for all of such Underwriter’s reasonable and documented out of pocket expenses that were actually incurred, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.          Conditions of Underwriters’ Obligations.  The obligations of each Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)          Effectiveness of Registration Statement; Rule 430A Information.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto, or any Rule 462(b) Registration Statement, or any part thereof, under the Securities Act has been issued and no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission; and the Company has complied with each request (if any) from the Commission for additional information to the reasonable satisfaction of the Representative. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time.

(b)          Opinions of Counsel for Company.  At the Closing Time, the Representative shall have received the opinion, dated the Closing Time, of each of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company; provided, that in giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative, and (ii) McDermott Will & Emery LLP, special Maryland counsel for the Company, as to matters governed by Maryland law, in each case, in form and substance satisfactory to counsel for the Underwriters.  Such counsel may, in each case, state that, insofar as its opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)          Opinion of Counsel for Underwriters.  At the Closing Time, the Representative shall have received the opinion, dated the Closing Time, of Hogan Lovells US LLP, counsel for the Underwriters, in form and substance satisfactory to the Representative.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d)          Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer of the Company, in her capacity as such officer only, and of the chief financial or chief accounting officer of the Company, in their respective capacities as such officers only, dated the Closing Time, to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct, in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified, with the same force and effect as though expressly made at and as of the Closing Time, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iii) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(e)          Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in and incorporated by reference into the Registration Statement, Time of Sale Prospectus and Prospectus.

(f)          Bring-down Comfort Letter.  At the Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)          Approval of Listing.  At the Closing Time, the Offered Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(h)          No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Offered Shares.

(i)          Lock-up Agreements.  At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A hereto signed by each of the persons listed on Schedule C hereto, and each such agreement shall be in full force and effect at the Closing Time or Date of Delivery, as the case may be.

(j)          Conditions to Purchase of Additional Shares.  In the event that the Underwriters exercise the option provided in Section 2(b) hereof to purchase all or any portion of the Additional Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)          Officers’ Certificate.  If requested by the Representative, a certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)          Opinion of Counsel for Company.  If requested by the Representative, the favorable opinion of each of Skadden, Arps, Slate, Meagher & Flom LLP and McDermott Will and Emery LLP, in each case, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(iii)          Opinion of Counsel for Underwriters.  If requested by the Representative, the favorable opinion of Hogan Lovells US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Additional Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)          Bring-down Comfort Letter.  If requested by the Representative, a letter from Ernst & Young LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(k)          Additional Documents.  At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Offered Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(l)          Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Additional Shares on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Additional Shares, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.          Indemnification.

(a)          Indemnification of Underwriter.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 405 under the Securities Act (each, an “Affiliate”)), its selling agents, officers, directors, employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Time of Sale Prospectus, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that any such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed;

(iii)          against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity provision shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any Issuer Free Writing Prospectus, any preliminary prospectus, Time of Sale Prospectus, roadshow, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)          Indemnification of Company and Directors and Officers of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each director of the Company and each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus or roadshow in reliance upon and in conformity with the Underwriter Information.

(c)          Actions against Parties; Notification.  Each indemnified party shall give notice in writing as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Underwriters in the case of Section 6(c)), representing the indemnified parties who are parties to such action),  (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party or (iii) the parties have so mutually agreed. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation or proceeding, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified person,  from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission or finding of,  fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7.          Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) the total net proceeds from the offering of the Offered Shares (before deducting expenses) received for the Offered Shares by the Company, and (ii) the difference between (a) the aggregate price to the public received by the Underwriters and (b) the aggregate price paid by the Underwriters to the Company for the Offered Shares, bear to the aggregate price to public received for the Offered Shares by the Underwriters.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates, officers, directors, employees and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

The remedies provided for in Section 6 hereof and this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified person at law or in equity.

SECTION 8.          Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any of the Underwriters or its Affiliates or selling agents, any person controlling any of the Underwriters, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Offered Shares.

SECTION 9.          Default by One or More of the Underwriters; Default on Director Shares.

(a)  If any Underwriter or Underwriters shall default in its or their obligation to purchase the Shares pursuant to this Agreement, and if the Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Representatives pursuant to subsection (b) below) exceed in the aggregate 10% of the number of the Shares, the Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of the Shares set forth opposite their respective names in Schedule A hereto bear to the aggregate number of Shares set forth opposite the names of the non-defaulting Underwriters.

(b)  In the event that such default relates to more than 10% of the Shares, the Representative may in its discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Shares, to which such default relates on the terms contained herein.  In the event that within five calendar days after such a default the Representative does not arrange for the purchase of the Shares to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4, 6 and 7 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c)  In the event that the Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Time or Date of Delivery, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ counsel, may thereby be made necessary or advisable.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement.

(d)  If the Director Purchaser shall default in his obligation to purchase any or all of the Director Shares pursuant to this Agreement, the Director Shares to which such default relates shall be purchased by the Underwriters in proportion to the respective proportions which the numbers of the Shares set forth opposite their respective names in Schedule A hereto bear to the aggregate number of Shares set forth opposite the names of the Underwriters.

SECTION 10.          Termination of Agreement.

(a)          Termination.  The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Offered Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the NYSE American, the New York Stock Exchange or in the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)          Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 11.          Default by the Company.  If the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Offered Shares that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect.  No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

SECTION 12.          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any customary form of telecommunication.

Notices to the Representative shall be directed to:

BTIG, LLC
600 Montgomery Street, 6th Floor
San Francisco, CA 94111
Attention:  Steven Druskin, General Counsel (sdruskin@btig.com)

with a copy to:

Hogan Lovells US LLP
390 Madison Avenue
New York, NY 10017
Attention:  Richard B. Aftanas (richard.aftanas@hoganlovells.com)

Notices to the Company shall be directed to:

Drive Shack Inc.
218 W 18th Street, 3rd Floor
New York, NY 10011
Attention: Michael Nichols (mnichols@driveshack.com)

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:  Michael J. Zeidel (Michael.Zeidel@skadden.com)
Michael J. Schwartz (Michael.Schwartz@skadden.com)

SECTION 13.          No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the transaction contemplated by this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Offered Shares and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of their subsidiaries, or their respective shareholders, creditors, employees or any other party (and any review by the several Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been, and will be, performed solely for the benefit of each Underwriter and shall not be on behalf of the Company or any other person), (c) no Underwriter has assumed, nor will any Underwriter assume, an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Offered Shares or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising either of the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Offered Shares or the process leading thereto except the obligations expressly set forth in this Agreement, (d) each Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) no Underwriter is providing, and no Underwriter has provided, any legal, accounting, regulatory or tax advice to the Company or any other person with respect to the offering of the Offered Shares in any jurisdiction, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and shall be responsible for making its own independent investigation and evaluation of the transactions contemplated hereby. The Company hereby waives any claims that the Company may have against the Underwriters, or any of them, with respect to any breach of fiduciary duty in connection with the offering of the Offered Shares.

SECTION 14.          Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors and, with respect to the introductory paragraph and Section 2 hereof, the Director Purchaser.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, and, with respect to the introductory paragraph and Section 2 hereof, the Director Purchaser, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and, with respect to the introductory paragraph and Section 2 hereof, the Director Purchaser, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any of the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.         WAIVER OF TRIAL BY JURY.  THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, BASED UPON OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16.          Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any choice of law provisions that would permit or require the application of the laws of any other jurisdiction.

SECTION 17.          Consent to Jurisdiction; Waiver of Immunity.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City of New York, Borough of Manhattan, or (ii) the courts of the State of New York located in the City of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18.          TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. Except as otherwise set forth herein, specified times of day refer to New York City time.

SECTION 19.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 20.          Interpretation; Effect of Headings.  Unless the context of this Agreement otherwise requires: (i)  the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” (ii) where a reference is made to any applicable law, regulation or rule, such reference shall be deemed to be such to applicable law, regulation or rule as amended, modified or supplemented or to any comparable successor law, regulation or rule and (iii) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.  The Section and subsection headings herein are for convenience only and shall not affect the construction hereof. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

SECTION 21.          Severability.  In the event that any provision of this Agreement, or the application hereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

SECTION 22.          Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 23.          Recognition of the U.S. Special Resolutions Regimes.

(a)          In the event that any Underwriter is a Covered Entity (as defined below) and becomes subject to a proceeding under (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (each, a “U.S. Special Resolution Regime”), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the applicable U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter is a Covered Entity or a BHC Act Affiliate (as defined below) of any Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable.

SECTION 24.          Compliance with USA PATRIOT Act. The parties acknowledge that, in accordance with the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow such Underwriter to properly identify its clients.

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Very truly yours,

DRIVE SHACK INC.

By	/s/ Michael L. Nichols
Name: Michael L. Nichols
Title: Chief Financial Officer

Signature Page to Underwriting Agreement

By	/s/ Wesley R. Edens
Name: Wesley R. Edens

Signature Page to Underwriting Agreement

CONFIRMED AND ACCEPTED,
as of the date set forth above:

BTIG, LLC

By	/s/ Joe Passaro
Name: Joe Passaro
Title: Managing Director

For itself and as Representative of the
several Underwriters named in Schedule A hereto.

Signature Page to Underwriting Agreement

SCHEDULE A
Name of Underwriter	Number of Firm Shares	Maximum Number of Additional Shares

BTIG, LLC	14,112,388	2,187,499
Craig-Hallum Capital Group LLC	6,048,166	937,500
Total	20,160,554	3,124,999

Name of Director Purchaser

Wesley R. Edens	672,780
Total	672,780

Sch. A-1

SCHEDULE B-1

Pricing Terms

Public offering price per Share: $2.40

Number of Firm Shares: 20,833,334

Number of Additional Shares: 3,124,999
Sch. B-1-1

SCHEDULE B-2

Issuer Free Writing Prospectuses

1.          None
Sch. B-2-1

SCHEDULE C

List of Persons Subject to Lock-up

Hana Khouri
Michael Nichols
Lawrence A. Goodfield, Jr.
Wesley R. Edens
William J. Clifford
Virgis W. Colbert
Benjamin M. Crane
Stuart A. McFarland
Clifford Press
Sch. C-1

Exhibit A

[Form of lock-up from directors, officers or other shareholders pursuant to Section 5(i)]

January 28, 2021

BTIG, LLC,
as Representative of the several Underwriters

BTIG, LLC
65 E. 55th Street
New York, New York 10022

Re:          Drive Shack Inc. Lock-Up Agreement

Ladies and Gentlemen:

The undersigned, a shareholder and/or an officer and/or director of Drive Shack Inc., a Maryland corporation (the “Company”), understands that BTIG, LLC, as Representative (the “Representative”), and each of the other Underwriters named therein (collectively with the Representative, the “Underwriters”) and the Director Purchaser (as defined therein) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of Common Stock, par value $0.01 per share of the Company (the  “Shares”).  In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and/or an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Underwriters that, during the period beginning on the date hereof and ending on the date that is 45 days after the date of the Underwriting Agreement (subject to extensions as provided below), the undersigned will not, without the prior written consent of the Representative in its sole discretion, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Shares or any securities convertible into or exchangeable or exercisable for Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Shares”), or exercise any right with respect to the registration of any of the Lock-up Shares, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement, instrument or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Shares, whether any such swap or transaction is to be settled by delivery of Lock-Up Shares, in cash or otherwise.
Ex. A-1

If the undersigned is an officer or director of the Company, (1) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Shares, the Representative will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of such release or waiver.  Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of such transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Shares without the prior written consent of the Representative, provided that, (1) with respect to (i), (ii), (iii) and (iv) (irrespective of whether such transfer involves a disposition for value, to the extent permitted by this agreement), the Representative receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any transfer described under (i), (ii) or (iii) below shall not involve a disposition for value, (3) the transfers described in (i), (ii), (iii) and (iv) (irrespective of whether such transfer involves a disposition for value, to the extent permitted by this agreement) are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (4) in the case of (i), (ii), (iii) and (iv), the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on Form 5 made after the expiration of the 45-day period referred to above) and (5) in the case of a transfer described in (v), (a) any securities received upon such exercise shall be subject to this agreement, (b) no filing under Section 16 of the Exchange Act, or other public announcement, shall be voluntarily made during the Lock-Up Period and (c) any filing required to be made pursuant to Section 16 of the Exchange Act shall clearly indicate that the filing relates to the circumstances described in clause (v), irrespective of whether such transfer involves a disposition of value, to the extent permitted by this agreement:

(i)	as a bona fide gift or gifts;

(ii)
to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	as a distribution to limited partners, members or stockholders of the undersigned;

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(v)	to the Company in connection with the net exercise or net settlement of an award granted under a compensatory plan of the Company adopted prior to the Public Offering; or

(vi)
in connection with any loan agreement, facility or similar arrangement entered into prior to the Public Offering (“Existing Pledge”) or any refinancing of any Existing Pledge after the Public Offering or in connection with a new loan agreement, facility or similar arrangement entered into after the Public Offering between the undersigned and a financial institution or other lender for a loan that is recourse to the undersigned (a “Recourse Loan”), and provided further, that it is understood that under no circumstances shall this letter agreement limit or otherwise effect in any respect the rights of the lender or lenders (or any agent on their behalf) under any Recourse Loan to acquire, accept a pledge of, dispose of, or to take any other action with respect to, any Lock-up Shares under an Existing Pledge.

Ex. A-2

In addition, the undersigned may establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Shares during the Lock-Up Period, provided that (i) such plan does not provide for the transfer of Lock-Up Shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Shares may be made under such plan during the Lock-Up Period.

Furthermore, the undersigned may sell shares of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Shares except in compliance with the foregoing restrictions.

This agreement shall lapse and become null and void if (i) prior to entering into the Underwriting Agreement, the Company notifies the Representative in writing that the Company does not intend to proceed with the offering of the Lock-Up Shares through the Underwriters, (ii) the Company and the Underwriters have not entered into the Underwriting Agreement on or before March 31, 2021, or (iii) for any reason the Underwriting Agreement is terminated prior to the Closing Time (as defined therein). The Undersigned acknowledges that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The Undersigned further acknowledges and agrees that this agreement is irrevocable and shall be binding upon the Undersigned’s heirs, legal representatives, successors, and assigns.

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Ex. A-3

Very truly yours,

Signature:
Print Name:

Ex. A-4